Exhibit 99.3

CONFIDENTIAL—DRAFT

Momentive Moves Forward as a Leader in Agile Experience Management

Announces $200 Million Share Repurchase Program

Promotes Priyanka Carr to Chief Operating Officer

Announces Cooperation Agreement With Legion Partners; Sagar Gupta to Join Board of Directors

Announces Corporate Governance Changes

SAN MATEO, Calif. — February 28, 2022 — Momentive (NASDAQ: MNTV — maker of SurveyMonkey), an agile experience management Company, today outlined its plans to leverage the strengths of its products, its hybrid go-to-market strategy, and its strong financial profile to accelerate value creation for stockholders. As part of this plan, the Company announced changes to its Board of Directors and the Board’s Strategic Committee, and that it has authorized a $200 million share repurchase program.

“We have conviction in our strategy,” said Zander Lurie, chief executive officer of Momentive. “The setbacks we’ve faced are transient. We compete in a massive market and we maintain a valuable portfolio of products that address specific challenges our customers face, in small and large companies alike. Our sales-assisted business is strong, and our team is committed and inspired to drive value for our customers and shareholders.”

Stockholder Letter Published Today, Investor Day Targeted for the Second Quarter

Momentive outlined their go-forward plan in a letter to stockholders posted on their investor relations website at https://investor.momentive.ai. Key areas of focus include:

•	Customer-centric innovation: Product development focused on customer personas and purpose-built solutions that are resonating in the market.

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Clearer market positioning: Streamlined positioning, consolidating to two brands and web surfaces—Momentive and SurveyMonkey—with strong connective tissue between the two. The Company will make its customer experience offering, known today as GetFeedback, a cornerstone of Momentive, which will clearly communicate the value of the Company’s suite of upmarket solutions. SurveyMonkey will reinforce the merits of its complementary products for value-oriented customers who prioritize speed and ease of use.

•	Hybrid go-to-market (GTM): Reducing friction in the buying process and meeting customers where they prefer to buy, whether through a product-led or sales-assisted GTM motions.

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Steering into customer expansion: Delivering more to existing customers—deeper relationships, more value, and more products—as only 6% of the Company’s sales-assisted customers currently use more than one product.

Momentive expects to build on its track record of profitable growth, with added emphasis on driving meaningful non-GAAP operating margin leverage, beginning in 2022. The Company’s goal is to become a consistent “Rule of 40” company.

Management expects to host a virtual investor day in the second quarter to share more details on its product and go-to-market initiatives, as well as provide an updated long-term operating model. We’ll publish a date in the near future.

Leadership Change

Priyanka (Pri) Carr has been promoted from general manager of the market research business to the role of chief operating officer, reporting to CEO Zander Lurie. Pri will lead the functions responsible for building great products (product strategy, design, methodology, research), bringing them to market (product marketing, pricing, partnerships), and driving Momentive’s scaled product-led growth motion. The Company believes that unifying these functions under one leader will enable more customer-centric product innovation. Tom Hale will be leaving after nearly six years. Under Tom’s leadership, the Company scaled its operations and expanded its sales-assisted motion. Momentive is grateful for Tom’s partnership and wishes him well in his next chapter.

Pri joined Momentive in 2014 and most recently served as the general manager of the Company’s market research business. Previously, she led the Company’s strategy, corporate development, and partnerships function. Prior to joining Momentive, Pri led teams at Bain & Company in its technology, media, telecommunication, and private equity practices.

$200 Million Share Repurchase Program Authorized

Based on its conviction in its go-forward plan, Momentive also announced today that its Board of Directors authorized a $200 million share repurchase program.

First Quarter 2022 Outlook Provided

Today, Momentive is providing its outlook for the first quarter of 2022. For Q1 2022, the Company currently expects:

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Total revenue in the range of $114.5 to $116.5 million. The midpoint is based on expected year-over-year growth in the thirties for our sales-assisted channel revenue and mid-single digit growth for our product-led channel revenue.

•	Non-GAAP operating margin of approximately (1%).

For the first quarter of 2022, the Company expects basic weighted average shares outstanding to be approximately 151 million and dilutive weighted average shares outstanding to be approximately 153 million. The Company plans to resume providing full year financial guidance in parallel with its Q1 2022 financial results in early May.

Stockholder Cooperation Agreement and Corporate Governance Changes

The Company has entered into a cooperation agreement with Legion Partners, a significant stockholder of Momentive. As part of the agreement, the Company will appoint Legion’s Sagar Gupta to the Momentive Board of Directors, and he will serve as a member of the Board’s Strategic Committee, which will continue to oversee and direct the Company’s strategic review. Commenting on the Strategic Committee, David Ebersman, the Chair of Momentive’s Board said, “We will focus on driving stockholder value and will remain committed and open minded to this important objective on the journey ahead.”

Gupta stated, “I am excited to be joining the Board at this important moment, and to help ensure that the Company acts with conviction to effectively maximize value for all stockholders.”

Under the agreement, Legion has agreed to vote its shares in favor of the Momentive Board’s nominees at the 2022 annual meeting, as well as other customary standstill provisions.

Separately, Brad Smith, who has served on the Momentive Board since 2017, was recently named President at Marshall University and will be stepping down as a director. “I’d like to thank Brad Smith for his many years of extraordinary insight and mentorship,” said Lurie. “Marshall will benefit greatly from Brad’s leadership.”

In addition, the Company will also take the following actions to further enhance its corporate governance:

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Momentive stockholders will vote at the 2022 annual meeting to approve an amendment to the Company’s certificate of incorporation to declassify the Board and, subject to approval of the amendment, the Company will begin to declassify the Board and allow for the annual election of directors beginning with the 2022 annual meeting; and

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The Board will implement a majority voting standard in uncontested elections of directors, where directors would be elected if they receive more votes in favor than against, and each incumbent director will submit an irrevocable, conditional offer of resignation effective if such director fails to receive a majority vote in favor of their election.

The full agreement between Momentive and Legion, as well as additional details regarding the governance changes, will be filed with the Securities and Exchange Commission.

About Sagar Gupta

Sagar Gupta is a Senior Analyst and head of TMT Investing at Legion Partners, a value-oriented activist investment manager. Previously, Sagar was a member of the founding team at Finchwood Capital, a concentrated, long/short TMT equity hedge fund. Prior to Finchwood, he was at Balyasny Asset Management, a long/short equity hedge fund, where he focused on TMT investing. Before Balyasny, he was at Kohlberg Kravis Roberts & Co. (KKR) as a member of the special situations and private debt investment teams. Sagar began his career as an investment banker with UBS. He earned a BS in Business Administration from the Haas School of Business at the University of California, Berkeley, where he graduated Beta Alpha Psi.

About Momentive

Momentive (NASDAQ: MNTV—maker of SurveyMonkey) is a leader in agile experience management, delivering powerful, purpose-built solutions that bring together the best parts of humanity and technology to redefine AI. Momentive products, including SurveyMonkey and Momentive brand and market insights solutions, empower decision-makers at 345,000 organizations worldwide to shape exceptional experiences. Millions of users rely on Momentive to fuel market insights, brand insights, employee experience, customer experience, and product experience. Ultimately, the company’s vision is to raise the bar for human experiences by amplifying individual voices. Learn more at momentive.ai.

Forward-Looking Statements

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our financial outlook, strategic initiatives, products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes. The risks and uncertainties referred to above include—but are not limited to—risks related to the impact of the termination of our transaction with Zendesk, including potential adverse reactions or changes to our relationships with employees, customers and business partners; the diversion of the attention of the Momentive management from ongoing business operations and expenses and opportunity costs of the transaction; risks related to the COVID-19 coronavirus pandemic; our ability to retain and upgrade customers; our revenue growth rate; our brand (including our recent rebranding); our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers; privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results are included in documents that we file with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Annual Report on Form 10-K that was filed for the year ended December 31, 2021, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.momentive.ai. We undertake no obligation to update the information in this release.

Use of Non-GAAP Financial Measures

This press release contains information about Momentive Global Inc.’s financial results which are not presented in accordance with U.S. GAAP. Non-GAAP Income from operations and Non-GAAP Operating margin are non-GAAP financial measures.

The company defines Non-GAAP income from operations as GAAP loss from operations excluding: (i) stock-based compensation, net, (ii) acquisition-related transaction costs, and (iii) amortization of acquisition intangible assets and has excluded the effect of these items because they are non-cash and/or are non-recurring in nature and because the company believes that the Non-GAAP financial measure excluding these items provide meaningful supplemental information regarding operational performance and liquidity. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. Non-GAAP operating margin is defined as Non-GAAP operating income from operations divided by revenue.

A limitation of Non-GAAP financial measures is that they do not have uniform definitions. Accordingly, the company’s definitions for the Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability.

The company uses Non-GAAP measures to compare and evaluate its operating results across periods in order to manage its business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing its strategic operating plans. The company believes that these Non-GAAP measures provide useful information about its operating results, enhance the overall understanding of its past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by its management in evaluating the company’s financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

Investor Relations Contact:

Gary J. Fuges, CFA

investors@momentive.ai

Media Contact:

Katie Miserany

pr@momentive.ai

Source: Momentive Global Inc.